Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-43743) of Central Illinois Public Service Company of our report dated June 25, 1999 on the financial statements of the Central Illinois Public Service Company Long-Term Savings Plan, IBEW No. 702 for the year ended December 31, 1998, which is included in this Form 11-K.




/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

St. Louis, Missouri
June 29, 1999

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